Exhibit 99.1

Essential Properties Announces Fourth Quarter and Full Year 2019 Results

- Increased Fourth Quarter Net Income per Share by 38% and AFFO per Share by 11% -

- Closed Quarterly Investments of $204.7 Million at a 7.3% Weighted Average Cash Cap Rate -

- Reiterates 2020 AFFO per Share Guidance -

March 2, 2020

PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”), today announced operating results for the three months and year ended December 31, 2019.

Fourth Quarter 2019 Financial and Operating Highlights

•	Ended the year at 100.0% leased with a weighted average lease term (“WALT”) of 14.6 years and a weighted average rent coverage ratio of 2.9x
•	Grew Same-Store Contractual Cash Rents by 1.7%
•	Reduced top 10 tenant concentration to 23.4%, a 210 bps sequential decline
•	Invested $204.7 million in 94 properties at a 7.3% weighted average cash cap rate
•	Net income per fully diluted share increased 38% to $0.18 per share
•	Increased Funds from Operations (“FFO”) per fully diluted share 11% to $0.31 per share
•	Grew Core Funds from Operations (“Core FFO”) per fully diluted share by 14% to $0.32
•	Grew Adjusted Funds from Operations (“AFFO”) per fully diluted share by 11% to $0.30
•	Raised $103.2 million in gross proceeds from the sale of shares of common stock through the Company’s at-the-market equity program (“ATM Program”)
•	Net Debt to Annualized Adjusted EBITDAre was 5.0x at quarter end
•	Pro Forma Net Debt to Annualized Adjusted EBITDAre was 3.6x at quarter end, which incorporates the impact of the Company’s $200 million equity offering in January 2020

Full Year 2019 Financial and Operating Highlights

•	Invested $686.8 million in 375 properties at a 7.4% weighted average cash cap rate
•	Annualized fourth quarter dividend of $0.92 represented a 9.5% increase vs. last year
•	Raised $423.7 million of gross equity proceeds from the issuance of 21.5 million common shares
•	Sold $519.2 million of secondary shares to the public, which resulted in the Company’s founding capital partner fully exiting its position
•	Raised a $200 million five-year unsecured term loan and a $430 million seven-year unsecured term loan
•	Expanded unsecured revolving credit facility by $100 million to $400 million
•	Assigned investment grade credit rating of BBB- by Fitch Ratings

CEO Comments

Commenting on the fourth quarter and full year 2019 results, Essential Properties’ President and Chief Executive Officer, Pete Mavoides, said, “We are excited to close out 2019, which was our first full year as a public REIT. Looking back at the year, we closed approximately $687 million of investment activity, which helped to strengthen the durability and diversity of our newer vintage portfolio of net lease properties. With fourth quarter AFFO per share increasing 11% year-over-year, our quarterly results continue to illustrate the compelling growth potential of our disciplined investment platform. Our portfolio fundamentals remain strong with solid same-store rent growth, no vacancies, healthy unit-level coverages and improving tenant diversity. Looking ahead to 2020, our January stock offering has positioned our balance sheet for attractive earnings growth and continued execution of our investment pipeline.”

Net Investment Activity

Investments

During the quarter ended December 31, 2019, Essential Properties invested $204.7 million in 94 properties in 41 separate transactions at a weighted average cash and GAAP cap rate of 7.3% and 8.0%, respectively. These properties are 100% leased with a WALT of 16.3 years. As a percentage of cash ABR, 81.0% of the Company’s investments for the quarter ended December 31, 2019 came from sale-leaseback transactions, 41.1% were subject to a master lease and 99.0% are required to provide the Company with financial reporting.

During the year ended December 31, 2019, Essential Properties invested $686.8 million in 375 properties in 136 separate transactions at a weighted average cash and GAAP cap rate of 7.4% and 8.2%, respectively. These properties are 100% leased with a WALT of 15.9 years. As a percentage of cash ABR, 79.5% of the Company’s investments for the year ended December 31, 2019 came from sale-leaseback transactions, 57.5% were subject to a master lease and 99.7% are required to provide the Company with financial reporting.

Dispositions

During the quarter ended December 31, 2019, Essential Properties sold 8 properties, including one vacant property, for $15.2 million in aggregate, recording a net gain on these dispositions of $2.7 million. The disposition weighted average cash cap rate on the 7 leased properties sold in the quarter ended December 31, 2019 was 6.9%.

During the year ended December 31, 2019, Essential Properties sold 36 properties, including three vacant properties, for $72.0 million in aggregate, recording a net gain on these dispositions of $10.9 million. The disposition weighted average cash cap rate on the leased properties sold in the year ended December 31, 2019 was 6.8%.

Portfolio Update

Portfolio Highlights

As of December 31, 2019, Essential Properties’ portfolio consisted of 1,000 freestanding net lease properties, which included 91 properties that secured mortgage notes receivable, with a WALT of 14.6 years and a weighted average rent coverage ratio of 2.9x. As of the same date, the portfolio was 100.0% leased by 205 tenants operating 265 different concepts across 44 states in 16 industries. At year end, 94.4% of the Company’s cash ABR was generated from tenants that operate service-oriented or experience-based businesses, and 60.3% of its cash ABR was derived from properties subject to a master lease.

Leasing Activity

During the year ended December 31, 2019, the Company signed three new leases without vacancy, renewed two leases that were expiring during the year, and completed one lease assignment subject to a lease incentive for a total recovery rate of 103.9% vs. prior cash rents. Total leasing activity for the year ended December 31, 2019 represented 1.1% of total current cash ABR.

Leverage and Balance Sheet and Liquidity

Leverage

As of December 31, 2019, the Company’s ratio of net debt to Annualized Adjusted EBITDAre was 5.0x. As of the same date, Pro Forma Net Debt to Annualized Adjusted EBITDAre was 3.6x, which is adjusted to include the impact of the Company’s common stock offering in January 2020.

Balance Sheet and Liquidity

Essential Properties had $46.0 million in outstanding borrowings under its $400 million unsecured revolving credit facility as of December 31, 2019, and had $354 million of unused borrowing capacity as of the same date. Additionally, Essential Properties had $180.0 million of available borrowing capacity under its $430 million term loan as of December 31, 2019 and had $21.3 million of cash and cash equivalents and restricted cash as of the same date.

ATM Program

Essential Properties has a $200.0 million ATM Program through which it may, from time to time, sell shares of its common stock. Essential Properties uses the proceeds generated from its ATM Program for general corporate purposes, including funding its investment activity, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. During the quarter ended December 31, 2019, Essential Properties sold 4,088,181 shares of common stock through its ATM Program at an average price of $25.23 per share, raising gross proceeds of $103.2 million.

Subsequent to quarter end, Essential Properties sold an additional 253,698 shares under its ATM Program at an average price of $24.74, raising gross proceeds of $6.3 million.

January 2020 Follow-On Offering

In January 2020, Essential Properties completed a follow-on offering of 7,935,000 shares of its common stock, including 1,035,000 shares issued pursuant to the underwriters’ exercise of an option to purchase additional shares, raising gross proceeds of $200.0 million.

Dividend Information

As previously announced, on December 6, 2019 Essential Properties declared a cash dividend of $0.23 per share of common stock for the quarter ended December 31, 2019. The dividend was paid on January 15, 2020 to stockholders of record as of the close of business on December 31, 2019.

2020 Guidance

The Company reiterates its previously issued expectation that 2020 AFFO per share on a fully diluted basis will be within a range of $1.27 to $1.30.

Note: The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains or losses on debt extinguishment, impairments and other items that are outside the control of the Company.

Conference Call Information

In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on March 2, 2020 at 8:30 a.m. EST to discuss the results. To access the conference, dial (844) 369-8770. A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.

A telephone replay of the conference call can also be accessed by calling (877) 481-4010 and entering the access code: 58649. The telephone replay will be available through March 17, 2020.

A replay of the conference call webcast will be available approximately two hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.

Supplemental Materials

The Company’s Supplemental Operating & Financial Data—Fourth Quarter Ended December 31, 2019 is available on Essential Properties’ website at investors.essentialproperties.com.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of December 31, 2019, the Company’s portfolio consisted of 1,000 freestanding net lease properties with a weighted average lease term of 14.6 years and a weighted average rent coverage ratio of 2.9x. As of the same date, the Company’s portfolio was 100.0% leased to 205 tenants operating 265 different concepts in 16 industries across 44 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.  Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 that it will file with the Commission.

Non-GAAP Financial Measures and Certain Definitions

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO and AFFO

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).

The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur.

To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.

FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

EBITDA and EBITDAre

The Company compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.

EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt

The Company calculates its net debt as our gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. The Company believes excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

NOI and Cash NOI

The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. The Company believes NOI and Cash NOI provide useful and relevant information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI

The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.

Cash ABR

Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate

Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.

GAAP Cap Rate

GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.

Rent Coverage Ratio

Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.

Disclaimer

Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Essential Properties Realty Trust, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues:
Rental revenue[1,2]	$37,828	$27,825	$135,670	$94,944
Interest on loans and direct financing leases	1,355	277	3,024	656
Other revenue	22	548	663	623
Total revenues	39,205	28,650	139,357	96,223

Expenses:
Interest	6,963	6,718	27,037	30,192
General and administrative[3]	5,290	3,891	21,745	13,762
Property expenses[4]	736	759	3,070	1,980
Depreciation and amortization	12,378	8,510	42,745	31,352
Provision for impairment of real estate	997	977	2,918	4,503
Total expenses	26,364	20,855	97,515	81,789
Other operating income:
Gain on dispositions of real estate, net	2,695	345	10,932	5,445
Income from operations	15,536	8,140	52,774	19,879
Other (loss)/income:
Loss on repurchase and retirement of secured borrowings[5]	(887)	—	(5,240)	—
Interest	71	211	794	930
Income before income tax expense	14,720	8,351	48,328	20,809
Income tax expense	94	52	303	195
Net income	14,626	8,299	48,025	20,614
Net income attributable to non-controlling interests	(105)	(2,519)	(6,181)	(5,001)
Net income attributable to stockholders and members	$14,521	$5,780	$41,844	$15,613

	Three Months Ended December 31,		Year Ended December	Period from June 25, 2018 to December
	2019	2018	31, 2019	31, 2018
Basic weighted-average shares outstanding	81,232,922	43,057,802	64,104,058	42,634,678
Basic net income per share	$0.18	$0.13	$0.65	$0.26
Diluted weighted-average shares outstanding	82,231,030	62,217,218	75,309,896	61,765,957
Diluted net income per share	$0.18	$0.13	$0.63	$0.26

1.

Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $137 and $205 for the three months ended December 31, 2019 and 2018 and $855 and $1,082 for the years ended December 31, 2019 and 2018, respectively.

2.

Includes reimbursable income from the Company’s tenants of $247 and $502 for the three months ended December 31, 2019 and 2018 and $1,427 and $589 for the years ended December 31, 2019 and 2018, respectively.

3.

During the year ended December 31, 2019, includes non-recurring expenses of $2,473 for costs and charges incurred in connection with the secondary offering by our funding capital partner and $275 for a provision for settlement of litigation.

4.

Includes reimbursable expenses from the Company’s tenants of $247 and $502 for the three months ended December 31, 2019 and 2018 and $1,427 and $534 for the years ended December 31, 2019 and 2018, respectively.

5.

Includes the write-off of $887 of deferred financing costs during the three months ended December 31, 2019 and includes premium paid on repurchase of notes issued under the Company’s Master Trust Funding Program of $1,400, the write-off of $3,740 of deferred financing costs and $100 of legal costs during the year ended December 31, 2019.

Essential Properties Realty Trust, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)	December 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$588,279	$420,848
Building and improvements	1,224,682	885,656
Lease incentive	4,908	2,794
Construction in progress	12,128	1,325
Intangible lease assets	78,922	66,421
Total real estate investments, at cost	1,908,919	1,377,044
Less: accumulated depreciation and amortization	(90,071)	(51,855)
Total real estate investments, net	1,818,848	1,325,189
Loans and direct financing lease receivables, net	92,184	17,505
Real estate investments held for sale, net	1,211	—
Net investments	1,912,243	1,342,694
Cash and cash equivalents	8,304	4,236
Restricted cash	13,015	12,003
Straight-line rent receivable, net	25,926	14,255
Prepaid expenses and other assets, net	15,959	7,712
Total assets	$1,975,447	$1,380,900

LIABILITIES AND EQUITY
Secured borrowings, net of deferred financing costs	$235,336	$506,116
Unsecured term loans, net of deferred financing costs	445,586	—
Revolving credit facility	46,000	34,000
Intangible lease liabilities, net	9,564	11,616
Dividend payable	19,395	13,189
Accrued liabilities and other payables	17,453	4,938
Total liabilities	773,334	569,859
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of December 31, 2019 and 2018	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 83,761,151 and 43,749,092 issued and outstanding as of December 31, 2019 and 2018, respectively	838	431
Additional paid-in capital	1,223,043	569,407
Distributions in excess of cumulative earnings	(27,482)	(7,659)
Accumulated other comprehensive loss	(1,949)	—
Total stockholders' equity	1,194,450	562,179
Non-controlling interests	7,663	248,862
Total equity	1,202,113	811,041
Total liabilities and equity	$1,975,447	$1,380,900

Essential Properties Realty Trust, Inc.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Year Ended December 31,
(unaudited, in thousands except per share amounts)	2019	2018	2019	2018
Net income	$14,626	$8,299	$48,025	$20,614
Depreciation and amortization of real estate	12,354	8,496	42,649	31,335
Provision for impairment of real estate	997	977	2,918	4,503
Gain on dispositions of real estate, net	(2,695)	(345)	(10,932)	(5,445)
Funds from Operations	25,282	17,427	82,660	51,007
Other non-recurring expenses[1]	887	—	7,988	—
Core Funds from Operations	26,169	17,427	90,648	51,007
Adjustments:
Straight-line rental revenue, net	(3,336)	(2,499)	(12,215)	(8,214)
Non-cash interest expense	603	816	2,738	2,798
Non-cash compensation expense	1,022	1,042	4,546	2,440
Other amortization and non-cash charges	81	179	824	579
Capitalized interest expense	(125)	(11)	(290)	(225)
Transaction costs	—	(1)	—	57
Adjusted Funds from Operations	$24,414	$16,953	$86,251	$48,442

Net income per share[2]:
Basic	$0.18	$0.13	$0.65
Diluted	$0.18	$0.13	$0.63
FFO per share[2]:
Basic	$0.31	$0.28	$1.11
Diluted	$0.31	$0.28	$1.09
Core FFO per share[2]:
Basic	$0.32	$0.28	$1.21
Diluted	$0.32	$0.28	$1.20
AFFO per share[2]:
Basic	$0.30	$0.27	$1.15
Diluted	$0.30	$0.27	$1.14

1.

Includes non-recurring expenses of $887 related to the Company’s retirement of secured borrowings during the three months ended December 31, 2019 and $2,473 for costs and charges incurred in connection with the secondary offering by our funding capital partner, the Company’s $5,240 loss on repurchase and retirement of secured borrowings and $275 for a provision for settlement of litigation during the year ended December 31, 2019.

2.

Calculations exclude $116, $145 and $494 from the numerator for the three months ended December 31, 2019 and 2018 and the year ended December 31, 2019, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.

Reconciliation of Non-GAAP Financial Measures

Three Months Ended
(in thousands)	December 31, 2019
Net income	$14,626
Depreciation and amortization	12,378
Interest expense	6,963
Interest income	(71)
Income tax expense	94
EBITDA	33,990
Provision for impairment of real estate	997
Gain on dispositions of real estate, net	(2,695)
EBITDAre	32,292
Adjustment for current quarter investment and disposition activity[1]	2,121
Adjustment to exclude other non-recurring expenses[2]	1,428
Adjustment to exclude lease termination fees and certain percentage rent[3]	(19)
Adjusted EBITDAre - Current Estimated Run Rate	35,822
General and administrative	5,290
Adjusted net operating income ("NOI")	41,112
Straight-line rental revenue, net[1]	(3,544)
Other amortization and non-cash charges	79
Adjusted Cash NOI	$37,647

Annualized EBITDAre	$129,168
Annualized Adjusted EBITDAre	$143,288
Annualized Adjusted NOI	$164,448
Annualized Adjusted Cash NOI	$150,588

1.

These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments in and dispositions of real estate made during the three months ended December 31, 2019 had occurred on October 1, 2019.

2.	Adjustment excludes $887 of non-core expenses added back to compute Core FFO and a $541 write-off of receivables.
3.

Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease and lease termination fees.

Essential Properties Realty Trust, Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	December 31, 2019
Secured debt:
Series 2017-1, Class A	$223,434
Series 2017-1, Class B	15,669
Total secured debt	239,103

Unsecured debt:
$200mm term loan	200,000
$430mm term loan	250,000
Revolving credit facility[1]	46,000
Total unsecured debt	496,000
Gross debt	735,103
Less: cash & cash equivalents	(8,304)
Less: restricted cash deposits held for the benefit of lenders	(13,015)
Net debt	713,784

Equity:
Preferred stock	—
Common stock & OP units (84,314,998 shares @ $24.81/share as of 12/31/19)[2]	2,091,855
Total equity	2,091,855
Total enterprise value ("TEV")	$2,805,639

Pro forma adjustments to Net Debt and TEV[3]:
Net debt	$713,784
Less: cash received - January 2020 follow-on offering	(191,964)
Pro forma net debt	521,820
Total equity	2,091,855
Common stock - January 2020 follow-on offering (7,935,000 shares @ $24.81/share as of 12/31/19)	196,867
Pro forma TEV	$2,810,543

Net Debt / TEV	25.4%
Pro Forma Net Debt / Pro Forma TEV	18.6%
Net Debt / Annualized Adjusted EBITDAre	5.0	x
Pro Forma Net Debt / Annualized Adjusted EBITDAre	3.6	x

1.

The Company’s revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.

2.	Common equity & units as of December 31, 2019, based on 83,761,151 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.
3.

Pro forma adjustments have been made to reflect the impact of the Company’s January 2020 follow-on offering of common stock.  On January 14, 2020, the Company issued 7,935,000 shares of common stock for proceeds of $192.0 million, net of underwriters’ discounts.

Investor/Media:

Essential Properties Realty Trust, Inc.

Daniel Donlan

Senior Vice President, Capital Markets

609-436-0619

info@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.